SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2017

INVUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37417	04-3803169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

444 De Haro Street

San Francisco, CA 94107

(Address of principal executive offices)

(650) 655-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01   Entry into a Material Definitive Agreement.

On September 26, 2017, Invuity, Inc. (the “Company”) entered into an Amendment No. 1 to Credit and Security Agreement (Term Loan) (the “Term Loan Amendment”) to its Credit and Security Agreement (Term Loan), dated as of March 10, 2017 (as amended, the “Term Loan Credit Agreement”), with MidCap Financial Trust, as agent, the lenders party thereto and the Company. Under the terms of the Term Loan Credit Agreement, as amended by the Term Loan Amendment, the Company borrowed the tranche 2 term loan of $10.0 million (“Tranche 2 Term Loan”).  The terms of the Tranche 2 Term Loan remain as previously disclosed, except (a) the Exit Fee (as defined in the Term Loan Credit Agreement) was increased from 4.25% of the total amount of all term loans advanced under the Term Loan Credit Agreement, to 6.25% of the total amount of all term loans advanced under the Term Loan Credit Agreement, (b) early termination fees in connection with a prepayment of any term loans under the Term Loan Credit Agreement were revised such that the Company shall pay a prepayment charge equal to 4.0% of principal prepaid if prepayment occurs on or prior to the first anniversary of the Term Loan Amendment, 3.0% of principal prepaid in prepayment occurs after the first anniversary of the Term Loan Amendment but on or prior to the second anniversary of the Term Loan Amendment and 2.0% of principal prepaid if prepayment occurs after the second anniversary of the Term Loan Amendment  and prior to the maturity date, (c) the warrants to be issued in respect of the Tranche 2 Term Loan was increased from 2.0% of the Tranche 2 Term Loan amount divided by the exercise price per share, to 4.0% of the Tranche 2 Term Loan amount divided by the exercise price per share (the “Tranche 2 Warrants”) and (d) other modifications described in the Term Loan Amendment.  The Company also revised the financial covenant relating to certain quarterly minimum Net Revenue (as defined in the Term Loan Credit Agreement) requirements on a trailing twelve month basis.  As a result of the Tranche 2 Term Loan, the Company issued warrants to purchase an aggregate of 47,790 shares of the Company’s common stock, at an exercise price equal to $8.37 per share.  The Tranche 2 Warrants are immediately exercisable and expire on the earlier to occur of the tenth anniversary of the issue date or the closing of a merger, sale or other consolidation transactions in which the consideration is cash, stock of a publicly traded acquirer, or a combination thereof.

In connection with the Term Loan Amendment, the Company also entered into an Amendment No. 1 to Credit and Security Agreement (Revolving Loan) (the “Revolving Loan Amendment”) to its Credit and Security Agreement (Revolving Loan), dated as of March 10, 2017 (as amended, the “Revolving Loan Credit Agreement”), with MidCap Financial Trust, as agent, the lenders party thereto and the Company.  Pursuant to the Revolving Loan Amendment, the Company revised the financial covenant relating to certain quarterly minimum Net Revenue (as defined in the Revolving Loan Credit Agreement) requirements on a trailing twelve month basis, which financial covenant revision is identical to the amendment to the financial covenant in the Term Loan Credit Agreement described above.

The foregoing description of the Term Loan Amendment, the Revolving Loan Amendment and the Tranche 2 Warrants do not purport to be complete and are qualified in their entirety by reference to the Term Loan Amendment, the Revolving Loan Amendment and each Tranche 2 Warrant, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 1 to Credit and Security Agreement (Term Loan), dated as of September 26, 2017, by and among Invuity, Inc., MidCap Financial Trust, as Agent, and the lenders party thereto.
10.2	Amendment No. 1 to Credit and Security Agreement (Revolving Loan), dated as of September 26, 2017, by and among Invuity, Inc., MidCap Financial Trust, as Agent, and the lenders party thereto.
10.3	Warrant to Purchase Stock, dated as of September 26, 2017, by Invuity, Inc. in favor of MidCap Funding XXVIII Trust.
10.4	Warrant to Purchase Stock, dated as of September 26, 2017, by Invuity, Inc. in favor of Apollo Investment Corporation.
10.5	Warrant to Purchase Stock, dated as of September 26, 2017, by Invuity, Inc. in favor of Flexpoint MCLS Holdings LLC.
99.1	Press release dated as of September 27, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment No. 1 to Credit and Security Agreement (Term Loan), dated as of September 26, 2017, by and among Invuity, Inc., MidCap Financial Trust, as Agent, and the lenders party thereto.
10.2	Amendment No. 1 to Credit and Security Agreement (Revolving Loan), dated as of September 26, 2017, by and among Invuity, Inc., MidCap Financial Trust, as Agent, and the lenders party thereto.
10.3	Warrant to Purchase Stock, dated as of September 26, 2017, by Invuity, Inc. in favor of MidCap Funding XXVIII Trust.
10.4	Warrant to Purchase Stock, dated as of September 26, 2017, by Invuity, Inc. in favor of Apollo Investment Corporation.
10.5	Warrant to Purchase Stock, dated as of September 26, 2017, by Invuity, Inc. in favor of Flexpoint MCLS Holdings LLC.
99.1	Press release dated as of September 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVUITY, INC.
Date: September 27, 2017
	By:	/s/ Philip Sawyer
Philip Sawyer
President and Chief Executive Officer